SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                          Date of Report: July 16, 2005

                               Shelron Group, Inc.
                               -------------------
               (Exact name of registrant as specified in charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

        0-31176                                               04-2968425
------------------------                              --------------------------
(Commission File Number)                                    (IRS Employer
                                                          Identification No.)


29 Broadway, New York, New York                                 10006
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(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code: 212-836-4041

Item 1.01.     Entry into a Material Definitive Agreement.

      Shelron Group, Inc. (the "Registrant") has entered into a subscription agreement, dated as of July 16, 2005 (the "Subscription Agreement"), with Joseph Corso (the "Investor") to purchase 4,500,000 shares of the Registrant's common stock, par value $0.001 per share (the "Shares"), for an aggregate purchase price of $300,000.

      Pursuant to the terms of the Subscription Agreement, the Purchase Price is payable no later than thirty (30) business days from the date of the Subscription Agreement, and the Registrant shall deliver the Shares to the Investor within five (5) business days of receipt of the purchase price. The Investor has piggyback registration rights.

      The Shares were sold in a transaction not involving a public offering and were issued without registration in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SHELRON GROUP, INC.


                              By: /s/ Eliron Yaron
                                  -------------------
                                  Name:  Eliron Yaron
                                  Title:    President

Dated: July 21, 2005